Exhibit 10.4

TRADE MARK LICENSING AGREEMENT

MILLAR WESTERN FOREST PRODUCTS LTD.

and

MILLAR WESTERN INDUSTRIES LTD.

TABLE OF CONTENTS

ARTICLE 1 Interpretation

1.1	Definitions	2
1.2	References	2
1.3	Headings and Table of Contents	3
1.4	Governing Law	3
1.5	Meaning of Expressions	3
1.6	Severability	3

ARTICLE 2 License

2.1	Prior Agreements	3
2.2	Reservation of Rights	4
2.3	Grant of License	4
2.4	Amendment of Schedule	5
2.5	Use of Trade Mark	6

ARTICLE 3 Term and Termination

3.1	Term	6
3.2	Voluntary Termination	6
3.3	Industries’ Right To Terminate	6
3.4	Action Upon Termination	7

ARTICLE 4 General

4.1	Notice	8
4.2	Waiver	8
4.3	Successors and Assigns	8
4.4	Further Assurances	9
4.5	Entire Agreement	9
4.6	Assignment	9

TRADEMARK LICENSING AGREEMENT

This Agreement dated May 13, 1998

BETWEEN:

MILLAR WESTERN FOREST PRODUCTS LTD., a body corporate incorporated under the laws of Alberta

(“Millar Western”)

and

MILLAR WESTERN INDUSTRIES LTD. a body corporate amalgamated under the laws of Alberta

(“Industries”)

The recitals of this Agreement are as follows:

A.	Industries is the owner of the full right, title and interest in and to the Trade Marks for use in association with those corresponding Wares and Services.

B.	Millar Western wishes to use the Trade Marks in Canada and, where applicable, in the United States and wherever else in the world the Trade Marks are registered, in association with the provision of the Wares and Services.

C.	Industries is willing to license Millar Western to use the Trade Marks in accordance with the terms of this Agreement.

NOW THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Industries and Millar Western agree as follows:

ARTICLE 1

Interpretation

1.1	Definitions

In this Agreement:

1.1.1	“Agreement” means this Trade Mark Licensing Agreement.

1.1.2	“Trade Marks” means all the trade marks set out in Schedule “A”, and “Trade Mark” means any one trade mark set out in Schedule “A”.

1.1.3	“Wares and Services” are the wares and services in association with each of the Trade Marks, particulars of which are set out in Schedule “A”.

1.2	References

In this Agreement except where expressly otherwise provided or where the context otherwise requires:

1.2.1	Words in the singular include the plural and vice versa and words importing any one of the masculine, feminine or neuter genders include the other genders.

1.2.2	A reference to a statute or regulation or a provision thereof means the statute or regulation or provision as amended or superseded from time to time.

1.2.3	A reference to dollars or amounts of money means lawful money of Canada unless otherwise stated.

1.2.4	A reference to an article, section, or schedule shall, unless otherwise stated, be a reference to an article, section or schedule of this Agreement.

1.3	Headings and Table of Contents

This Agreement is provided with a table of contents and headings and is divided into articles and sections for convenience of reference only and such shall not affect its construction or interpretation.

1.4	Governing Law

This Agreement shall be interpreted and governed by the laws in force in the Province of Alberta and the applicable laws of Canada from time to time and any proceedings in respect of it shall be brought and carried on before the courts of the Province of Alberta and all parties attorn irrevocably to the exclusive jurisdiction of such courts.

1.5	Meaning of Expressions

“Herein”, “hereof” or “hereunder” and similar expressions when used in a section shall be construed as referring to the whole Agreement and not that section only.

1.6	Severability

If any provision of this Agreement is determined by a court having jurisdiction thereover to be wholly or partially invalid, illegal or unenforceable, such determination shall not affect the validity, legality or enforceability of any other provision of this Agreement.

ARTICLE 2

License

2.1	Prior Agreements

Any and all prior agreements, whether written or oral, including any and all prior agreements between Millar Western and Industries including, but not limited to, any prior registered user applications or agreements, relating to the licensing of the Trade Marks are hereby revoked, and the provisions of this Agreement alone shall be determinative of the conditions pursuant to which Millar Western shall be licensed to use the Trade Marks.

2.2	Reservation of Rights

Industries is the owner of the full right, title and interest in and to the Trade Marks and, with the exception of the rights being licensed hereunder, all other rights relating thereto are expressly reserved by Industries.

2.3	Grant of License

Industries hereby grants to Millar Western, subject to the terms and conditions of this Agreement, a non-exclusive, non-transferable licence to use the Trade Marks in Canada and, where applicable, in the United States and wherever else in the world the Trade Marks are registered, in association with the Wares and Services provided that:

2.3.1	Millar Western accepts that its usage of the Trade Marks shall at all times be under the control of Industries, and Millar Western co-operates with Industries in facilitating the exercise of such control by Industries.

2.3.2	Millar Western adheres to the standard governing the character or quality of the Wares and Services currently in force as between Industries and Millar Western and agrees that the set standard may be changed from time to time by Industries in respect of the character or quality of the Wares and Services. Further, Millar Western adheres to the standard currently in force with respect to all related advertising and promotional material provided in association with the Trade Marks which are currently in force as between Industries and Millar Western as may be changed from time to time by Industries.

2.3.3	Industries shall have the right of access to Millar Western’s premises, during normal business hours, for the purpose of inspecting the Wares and Services provided by Millar Western in association with the Trade Marks in order to ensure the quality thereof.

2.3.4	Millar Western supplies to Industries, once each year during the term of this Agreement, or more often if requested by Industries, specimens of its usage of the Trade Marks and specimens of the Wares.

2.3.5	Millar Western uses the Trade Marks only in the form and manner, and only with the following legend, or such other legend as may be prescribed from time to time by Industries: “Trade Mark owned by Millar Western Industries Ltd.; Used under licence by Millar Western Forest Products Ltd.”.

2.3.6	Millar Western uses the Trade Marks only in association with the Wares and Services and with no other wares or services without the approval of Industries.

2.3.7	Millar Western does nothing inconsistent with the validity of the Trade Marks or inconsistent with Industries’ ownership of the Trade Marks.

2.4	Amendment of Schedule

The parties may from time to time amend the contents of Schedule “A” hereto by adding or deleting trade marks. Such amendments may be effected by an authorized signing officer of each party initialling and dating and amended Schedule “A”, with the amended Schedule “A” becoming effective on the date on which both signing officers have initialled the same. The terms and conditions of this Agreement shall apply to such amended Schedule “A” fully and completely as though it had always formed part of this Agreement.

2.5	Use of Trade Marks

2.5.1	Except as expressly set out in 2.5.2, Millar Western shall not use the Trade Marks, as or in any corporate, business or tradename.

2.5.2	Millar Western may use the Trade Mark, Millar Western, in its corporate name, Millar Western Forest Products Ltd., and in its business or trade names. Millar Western agrees that all such use shall enure to the benefit of Industries and shall be in strict accordance with any terms and conditions set from time to time by Industries. Industries shall exercise control over the business operations of Millar Western to the extent necessary to control and protect any use in Canada of the Trade Mark in the corporate, business or trade name of Millar Western.

ARTICLE 3

Term and Termination

3.1	Term

The term of this Agreement is indefinite and shall continue until terminated in accordance with this Article 3.

3.2	Voluntary Termination

This Agreement may be terminated by either party upon 6 months notice to the other party.

3.3	Industries’ Right To Terminate

Industries shall have the right to terminate this Agreement, effective immediately, upon a material breach of this Agreement by Millar Western, which breach is not cured or resolved within 30 days of receipt of notice of the breach.

3.4	Action Upon Termination

3.4.1	Upon the termination of this Agreement, for any reason whatsoever, Millar Western shall immediately cease any and all use of the Trade Marks and discontinue the provision of all Wares and Services in association with the Trade Marks. Millar Western shall also immediately change its corporate name to delete the Trade Mark, Millar Western, and its business or trade name to delete the Trade Mark, Millar Western, therefrom.

3.4.2	Further, following termination, Millar Western shall not do anything inconsistent with the validity of the Trade Marks or inconsistent with Industries’ ownership of the Trade Marks. Without limitation, Millar Western shall not use any of the Trade Marks, or any words or designs confusing with the Trade Marks, either as trade marks or names. Millar Western shall also destroy or deliver up to Industries, at the request of Industries, all labels, signs, promotional, advertising and other printed materials, and all non printed materials and objects, bearing the Trade Marks under the power or control or in the possession or custody of Millar Western.

ARTICLE 4

General

4.1	Notice

Any notice, consent or communication hereunder shall be in writing and shall be considered received on the day it is given to a senior officer of the recipient in person, or by telecopier where the same is herein identified, or is delivered at the following addresses as applicable:

To Millar Western:

Millar Western Forest Products Ltd.

16640-111 Avenue

Edmonton, Alberta

T5M 2S5

Attention:	H. MacKenzie Millar
Telecopy:	(403) 486-8282

To Industries

Millar Western Industries Ltd.

16640-111 Avenue

Edmonton, Alberta

T5M 2S5

Attention:	James B. Millar
Telecopy:	(403) 486-8282

or such other address as a party specifies from time to time in a notice similarly given.

4.2	Waiver

No waiver or delay on the part of any of the parties in exercising any right or privilege hereunder and no waiver as to any default hereunder shall operate as a waiver thereof unless made in writing and signed by an authorized person on behalf of that party. No written waiver shall preclude the further or other exercise by a party of any right, power or privilege hereunder, or extend to or apply to any further default.

4.3	Successors and Assigns

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

4.4	Further Assurances

The parties shall from time to time execute and deliver all such further deeds, documents, instruments and assurances as are necessary or advisable to carry into force and effect the purpose and intent of this Agreement.

4.5	Entire Agreement

This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no representations, warranties or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein.

4.6	Assignment

This Agreement shall not be assigned or transferred, in whole or in part by Millar Western, without the prior written consent of Industries. This Agreement will be deemed to have been assigned or transferred by Millar Western if at any time after its date of execution there is a change in control of Millar Western. A change in the voting or other control of Millar Western may arise by virtue of a transfer of shares in the capital of Millar Western by sale, assignment, bequest, inheritance, operation of law or other disposition, or issue of shares in the capital of Millar Western by subscription or allotment or by cancellation, redemption or retraction of shares in the capital of Millar Western.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

MILLAR WESTERN FOREST PRODUCTS LTD.

Per:	/s/ James B. Millar

Per:	/s/ H. Mackenzie Millar

MILLAR WESTERN INDUSTRIES LTD.

Per:	/s/ James B. Millar

Per:	/s/ H. Mackenzie Millar

SCHEDULE “A”

This is the Schedule “A” to the Trade Mark Licensing Agreement between Millar Western Forest Products Ltd. and Millar Western Industries Ltd. dated May 13, 1998. The effective date of this Schedule “A” is December 21, 2011.

A.	CANADIAN TRADE MARKS

1.	“MILLAR WESTERN”

Canadian registration number    TMA349564

Wares:

(1)	salt and lumber

(2)	wood chips and pulp

Services:

(1)	construction services.

2.	“MILLAR WESTERN & DESIGN”

Canadian registration number    TMA349565

Wares:

(1)	salt and lumber

(2)	wood chips and pulp

Services:

(1)	construction services.

3.	“MILLAR WESTERN (DESIGN MARK)”

Canadian registration number    TMA539027

Wares:

(1)	Lumber; wood pulp and paper pulp for manufacturing purposes; and wood chips for the manufacture of wood pulp

Services:

(1)	Manufacture of lumber and wood pulp to order and/or specification of others.

4.	“A RESOURCEFUL COMPANY”

Canadian registration number    TMA814,460

Wares:

(1)	Lumber, wood pulp, paper pulp and magnesium sulphate (epsom salt)

Services:

(1)	Manufacture of lumber, pulp and magnesium sulphate (epsom salt) for others.

B.	UNITED STATES TRADE MARKS

1.	“MILLAR WESTERN & TREE DESIGN”

United States registration number        3,896,080

Goods and Services:

For:	Wood and paper pulp for manufacturing purposes, in Class 1 (U.S. CLS. 1, 5, 6, 10, 26 and 46)

For:	Lumber, in Class 19 (U.S. CLS. 1,12, 33 and 50)

For:	Wood chips for the manufacture of wood pulp, in Class 31 (U.S. CLS. 1 and 46)

For:	Manufacture of lumber and wood pulp to order and/or specification of others, in Class 40 (U.S. CLS. 100,103 and 106)

2.	“MILLAR WESTERN”

United States registration number        3,896,081

Goods and Services:

For:	Wood and paper pulp for manufacturing purposes, in Class 1 (U.S. CLS. 1, 5, 6, 10, 26 and 46)

For:	Lumber, in Class 19 (U.S. CLS. 1, 12, 33 and 50)

For:	Wood chips for the manufacture of wood pulp, in Class 31 (U.S. CLS. 1 and 46)

For:	Manufacture of lumber and wood pulp to order and/or specification of others, in Class 40 (U.S. CLS. 100,103 and 106)

Signed on behalf of		Signed on behalf of

Millar Western Forest Products Ltd.		Millar Western Industries Ltd.

Per:	/s/ H. Mackenzie Millar	Per:	/s/ James B. Millar